SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2002

CORTEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17951	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

Attached to this report as Exhibit 99.1 is the press release issued by Cortex Pharmaceuticals dated October 9, 2002 relating to the $4 million expansion to include anxiety disorders under Cortex’s research collaboration with Les Laboratoires Servier, which press release is incorporated herein by reference.

Attached to this report as Exhibit 99.2 is the press release issued by Cortex Pharmaceuticals dated October 9, 2002 relating to the Cortex financial results for the fourth quarter and fiscal year ended June 30, 2002, which press release is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated October 9, 2002

99.2	Press Release dated October 9, 2002

99.3	Transcript of conference call held October 9, 2002 at 1:00 p.m., Pacific Daylight Time.

Item 9.    Regulation FD Disclosure.

The information provided in connection with Item 9 of this report is being furnished pursuant to Regulation FD of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with General Instruction B.2 of Form 8-K, the information provided in connection with Item 9 of this report shall not be deemed to be “filed” for purposes of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The furnishing of the information set forth in connection with Item 9 of this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Cortex Pharmaceuticals, Inc. held a conference call on Wednesday, October 9, 2002, at 1:00 p.m., Pacific Daylight Time to discuss issues and answer questions regarding the Cortex financial results for the fourth quarter and fiscal year ended June 30, 2002; and the expansion of the research collaboration with Les Laboratoires Servier to include anxiety disorders. A copy of the transcript from this conference call is attached to this report as Exhibit 99.3 and is incorporated herein by

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reference. An audio replay of the conference call will be available through October 18, 2002 by calling (800) 642-1687 or (706) 645-9291.

Cortex hereby clarifies that on page 11 of the attached transcript, Dr. Stoll’s response to Mr. Cieminis’s question regarding Organon’s contractual obligations with respect to depression was stated as maturing in calendar year 2003 when in fact the applicable date is fiscal year 2004.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

By:	/s/ MARIA S. MESSINGER
Maria S. Messinger Vice President, Chief Financial Officer and Corporate Secretary

Date:  October 10, 2002

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EXHIBIT INDEX

Exhibit Number	Description	Sequential Page No.

99.1	Press Release dated October 9, 2002	7

99.2	Press Release dated October 9, 2002	10

99.3	Transcript of conference call held October 9, 2002 at 1:00 p.m., Pacific Daylight Time.	1

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